EXHIBIT 3

POWER OF ATTORNEY

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for New Oriental Education & Technology Group Inc. on February 4, 2009, Accession Number 0001104659-09-006412, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for New Oriental Education & Technology Group Inc. on February 4, 2009, Accession Number 0001104659-09-006412, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Waddell & Reed Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for New Oriental Education & Technology Group Inc. on February 4, 2009, Accession Number 0001104659-09-006412, and incorporated herein by reference.

Power of Attorney, dated as of February 2, 2007 for Ivy Investment Management Company filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for New Oriental Education & Technology Group Inc. on February 4, 2009, Accession Number 0001104659-09-006412, and incorporated herein by reference.